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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K



                          CURRENT REPORT

              PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)   April 13, 1996
                                                   --------------



                    ENSERCH EXPLORATION, INC.
- -----------------------------------------------------------------
     (Exact name of registrant as specified in its charter)



            Texas                1-11413          75-255697
 ---------------------------   ------------   -------------------
(State or other jurisdiction   (Commission     (I.R.S. Employer
      of incorporation)        file number)   Identification No.)




  4849 Greenville Avenue
       Suite 1500
     Dallas, Texas                                  75206
  ----------------------                          ----------
  (Address of principal                           (Zip code)
     executive office)



Registrant's telephone number, including area code (214) 369-7893
                                                   --------------





- -----------------------------------------------------------------
  (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events

     ENSERCH Corporation, a Texas corporation ("ENSERCH"), which owns approximately 83.4% of the stock of Enserch Exploration, Inc. ("EEX"), has announced a merger transaction with Texas Utilities Company, a Texas corporation ("TUC"), in which ENSERCH will become a wholly owned subsidiary of TUC (the "Parent Company Merger"). Immediately prior and as a condition to the Parent Company Merger, EEX will be merged into Lone Star Energy Company, a Texas corporation wholly owned by ENSERCH ("LSEC"), and the shares of capital stock of LSEC held by ENSERCH will then be distributed (the "Distribution") to the shareholders of ENSERCH. The consummation of the Parent Company Merger and the Distribution is expected to occur in late 1996 or early 1997.

     The Parent Company Merger is subject to customary closing conditions, including the receipt from the Internal Revenue
Service of a ruling that the Distribution will qualify as a tax-free distribution. The conditions to the closing of the Parent
Company Merger further include, without limitation, the approval by the shareholders of ENSERCH, the receipt of all necessary governmental approvals and the making of all required governmental filings (including the approval of the Securities and Exchange Commission under the Public Utilities Holding
Companies Act of 1935, and the filing of the requisite notifications with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of applicable waiting periods thereunder), and any one of several specified actions by the Texas Railroad Commission.

     The Agreement and Plan of Merger executed by ENSERCH and TUC in respect of the Parent Company Merger (the "Parent Company Merger Agreement") may be terminated prior to closing (1) by mutual consent, (2) by either ENSERCH or TUC, if the Merger is not consummated by March 31, 1997, provided that such termination date will be extended to September 30, 1997 if all conditions to closing of the Parent Company Merger, other than the receipt of certain regulatory approvals, are capable of being satisfied on March 31, 1997, (3) by either ENSERCH or TUC, if the shareholders of ENSERCH fail to approve the transaction, (4) by either ENSERCH or TUC, if any federal or state law or court order prohibits the transaction, (5) by either ENSERCH or TUC, as a result of a third-party tender offer or business combination proposal which the Board of Directors of such party in good faith and based upon the advice of counsel determines to accept after negotiations with the other party to make adjustments in the terms of the Parent Company Merger Agreement as would enable the Parent Company Merger to proceed, (6) by the non-breaching party in the event of a material breach of representation, warranty or covenant and such breach is not remedied within 20 days after notice from the other party, or (7) if the Board of Directors of either ENSERCH or TUC withdraws or adversely modifies its recommendation in respect of the Parent Company Merger, or (8) if either ENSERCH of TUC, during a 21-day due diligence period, uncovers information amounting to a material adverse change in the other party's business or prospects as compared to information disclosed prior to the execution of the Parent Company Merger Agreement.

     The Press Release, dated April 15, 1996, issued by ENSERCH
Corporation in connection with the announcement of the Parent
Company Merger is filed as an exhibit to this report and is incorporated herein by reference.

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Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

     Exhibit No.    Description of Exhibit        Reference


       99.1         News Release of ENSERCH
                    Corporation dated
                    April 15, 1996 . . . . . . . .Filed herewith.

       99.2         News Release of Enserch
                    Exploration, Inc. dated
                    April 15, 1996. . . . . . . . Filed herewith.

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                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Enserch Exploration, Inc.
                                    (Registrant)



Date:  April 17, 1996         By:  /s/ J. W. Pinkerton
                                   -----------------------------
                                   J. W. Pinkerton
                                   Vice President and Controller